Exhibit 99.1

NEWS RELEASE FOR IMMEDIATE RELEASE

Evergy Announces 2022 Results, Declares Quarterly Dividend and Issues 2023 Guidance

•	2022 GAAP EPS of $3.27, compared to $3.83 in 2021

•	2022 Adjusted EPS (Non-GAAP) of $3.71, compared to $3.46 in 2021

•	2023 GAAP and Adjusted (Non-GAAP) EPS guidance of $3.55 to $3.75

•	Declares quarterly dividend of $0.6125 per share

•	Updates five-year $11.6B capital plan through 2027

KANSAS CITY, MO., February 24, 2023 – Evergy, Inc. (NASDAQ: EVRG) today announced full year 2022 GAAP earnings of $753 million, or $3.27 per share, compared to GAAP earnings of $880 million, or $3.83 per share, for the full year 2021. Fourth quarter 2022 GAAP earnings were $7.5 million, or $0.03 per share, compared to earnings of $53.4 million, or $0.23 per share, for the fourth quarter of 2021.

Evergy’s full year 2022 adjusted earnings (non-GAAP) and adjusted earnings per share (non-GAAP) were $854 million and $3.71, respectively, compared to $795 million and $3.46 in 2021, resulting in a 7.2% year-over-year increase, and a 12.4% increase over the $3.30 midpoint of the original 2021 adjusted EPS (Non-GAAP) guidance range.

Fourth quarter 2022 adjusted earnings (non-GAAP) and adjusted earnings per share (non-GAAP) were $69 million and $0.30, respectively, compared to $33 million and $0.14, respectively, in fourth quarter 2021. Adjusted earnings (non-GAAP) and adjusted earnings per share (non-GAAP) are reconciled to GAAP earnings in the financial table included in this release.

For the year, adjusted earnings (non-GAAP) per share were driven by higher weather-normalized demand, favorable weather, and higher transmission margin, partially offset by higher depreciation and amortization expense and higher interest expense.

“We are pleased with our strong results in 2022, exceeding the top end of our earnings per share guidance range while continuing to advance our objectives of affordability, reliability, and sustainability,” said David Campbell, Evergy president and chief executive officer. “We’re proud of our ongoing improvements in employee safety and customer satisfaction. In 2023, we look forward to working with Kansas regulators and stakeholders on our first general rate reviews since Evergy’s formation in 2018. We remain laser-focused on our culture of operational excellence that has provided significant savings to our customers and communities.”

Earnings Guidance

The Company issued its 2023 GAAP EPS guidance range of $3.55 to $3.75, along with its 2023 adjusted EPS (Non-GAAP) guidance range of $3.55 to $3.75. Additionally, the Company reaffirmed its long-term adjusted EPS (Non-GAAP) annual growth target of 6% to 8% through 2025 from the $3.30 midpoint of the original 2021 adjusted EPS (Non-GAAP) guidance range. Adjusted EPS (non-GAAP) guidance is reconciled to GAAP EPS guidance in the financial table included in this release.

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Dividend Declaration

The Board of Directors declared a dividend on the Company’s common stock of $0.6125 per share payable on March 22, 2023. The dividends are payable to shareholders of record as of March 9, 2023.

Capital Investment Plan

The Company updated its five-year capital investment plan to $11.6 billion from 2023 through 2027. The investment plan is highlighted by over $6.6 billion of transmission and distribution spend to modernize grid infrastructure and improve resiliency and reliability, as well as $2.1 billion of new renewables and other generation to advance the company’s on-going fleet transition and increase the share of low-cost, emissions-free generation.

Earnings Conference Call

Evergy management will host a conference call Friday, February 24, with the investment community at 9:00 a.m. ET (8:00 a.m. CT). To view the webcast and presentation slides, please go to investors.evergy.com. To access via phone, investors and analysts will need to register using this link where they will be provided a phone number and access code.

Members of the media are invited to listen to the conference call and then contact Gina Penzig with any follow-up questions.

This earnings announcement, a package of detailed fourth-quarter financial information, the Company’s annual report on Form 10-K for the period ended December 31, 2022, and other filings the Company has made with the Securities and Exchange Commission are available on the Company’s website at http://investors.evergy.com.

Adjusted Earnings (non-GAAP) and Adjusted Earnings Per Share (non-GAAP)

Effective in the third quarter of 2022, the calculation of adjusted earnings (non-GAAP) and adjusted EPS (non-GAAP) excludes the revenues collected from customers for the return on investment of the retired Sibley Station in the current period and the 2022 deferral of the cumulative amount of revenues collected since December 2018 to be refunded to customers. Effective in the fourth quarter of 2022, the calculation of adjusted earnings (non-GAAP) and adjusted EPS (non- GAAP) excludes the transmission revenues collected from customers in the current period and the 2022 deferral of the cumulative amount of transmission revenues collected since 2018 through Evergy Kansas Central’s FERC Transmission Formula Rate (TFR) to be refunded to customers as a result of a December 2022 FERC order. Management believes that this is a representative measure of Evergy’s recurring earnings, assists in the comparability of results and is consistent with how management reviews performance.

Evergy’s adjusted earnings (non-GAAP) and adjusted EPS (non-GAAP) for 2021 have been recast, as applicable, to conform to the current year presentation. Evergy’s adjusted earnings (non-GAAP) and adjusted EPS (non-GAAP) for 2022 were $853.8 million or $3.71 per share. For 2021, Evergy’s adjusted earnings (non-GAAP) and adjusted EPS (non-GAAP) were $795.2 million or $3.46 per share.

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In addition to net income attributable to Evergy, Inc. and diluted EPS, Evergy’s management uses adjusted earnings (non-GAAP) and adjusted EPS (non-GAAP) to evaluate earnings and EPS without (i.) the income or costs resulting from non-regulated energy marketing margins from the February 2021 winter weather event; (ii.) gains or losses related to equity investments subject to a restriction on sale; (iii.) the revenues collected from customers for the return on investment of the retired Sibley Station in the current period and the 2022 deferral of the cumulative amount of revenues collected since December 2018 for future refunds to customers; (iv.) the estimated impairment loss on Sibley Unit 3 and other regulatory disallowances; (v.) the mark-to-market impacts of economic hedges related to Evergy Kansas Central’s non-regulated 8% ownership share of Jeffrey Energy Center (JEC); (vi.) the transmission revenues collected from customers through Evergy Kansas Central’s FERC TFR to be refunded to customers in accordance with a December 2022 FERC order; and (vii.) costs resulting from executive transition, severance, advisor expenses and COVID-19 vaccine incentives.

Adjusted earnings (non-GAAP) and adjusted EPS (non-GAAP) are intended to aid an investor’s overall understanding of results. Management believes that adjusted earnings (non-GAAP) provides a meaningful basis for evaluating Evergy’s operations across periods because it excludes certain items that management does not believe are indicative of Evergy’s ongoing performance or that can create period to period earnings volatility.

Adjusted earnings (non-GAAP) and adjusted EPS (non-GAAP) are used internally to measure performance against budget and in reports for management and the Evergy Board of Directors. Adjusted earnings (non-GAAP) and adjusted EPS (non-GAAP) are financial measures that are not calculated in accordance with GAAP and may not be comparable to other companies’ presentations or more useful than the GAAP information provided elsewhere in this report.

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Evergy, Inc

Consolidated Earnings and Diluted Earnings Per Share

(Unaudited)

	Earnings (Loss)	Earnings (Loss) per Diluted Share	Earnings (Loss)	Earnings (Loss) per Diluted Share
Three Months Ended December 31	2022		2021

	(millions, except per share amounts)
Net income attributable to Evergy, Inc.	$7.5	$0.03	$53.4	$0.23
Non-GAAP reconciling items:
Non-regulated energy marketing margin related to February 2021 winter weather event, pre-tax(a)	—	—	0.5	—
Sibley Station return on investment, pre-tax(b)	13.2	0.06	(3.1)	(0.01)
Mark-to-market impact of JEC economic hedges, pre-tax(c)	(0.9)	—	—	—
Non-regulated energy marketing costs related to February 2021 winter weather event, pre-tax(d)	0.4	—	2.0	0.01
Executive transition costs, pre-tax(e)	1.5	0.01	0.2	—
Severance costs, pre-tax(f)	2.3	0.01	—	—
Advisor expenses, pre-tax(g)	2.3	0.01	3.2	0.01
COVID-19 vaccine incentive, pre-tax(h)	—	—	1.2	0.01
Sibley impairment loss and other regulatory disallowances, pre-tax(i)	28.9	0.13	—	—
Restricted equity investment (gains) losses, pre-tax(j)	—	—	(27.7)	(0.12)
TFR refund, pre-tax(k)	30.8	0.13	(2.5)	(0.01)
Income tax expense (benefit)(l)	(17.4)	(0.08)	5.7	0.02

Adjusted earnings (non-GAAP)	$68.6	$0.30	$32.9	$0.14

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	Earnings (Loss)	Earnings (Loss) per Diluted Share	Earnings (Loss)	Earnings (Loss) per Diluted Share
Year Ended December 31	2022		2021

	(millions, except per share amounts)
Net income attributable to Evergy, Inc.	$752.7	$3.27	$879.7	$3.83
Non-GAAP reconciling items:
Non-regulated energy marketing margin related to February 2021 winter weather event, pre-tax(a)	2.1	0.01	(94.5)	(0.41)
Sibley Station return on investment, pre-tax(b)	51.4	0.22	(12.4)	(0.05)
Mark-to-market impact of JEC economic hedges, pre-tax(c)	(11.2)	(0.05)	—	—
Non-regulated energy marketing costs related to February 2021 winter weather event, pre-tax(d)	1.3	0.01	7.9	0.03
Executive transition costs, pre-tax(e)	2.2	0.01	10.8	0.05
Severance costs, pre-tax(f)	2.3	0.01	2.8	0.01
Advisor expenses, pre-tax(g)	5.4	0.02	11.6	0.05
COVID-19 vaccine incentive, pre-tax(h)	—	—	1.2	0.01
Sibley impairment loss and other regulatory disallowances, pre-tax(i)	34.9	0.15	—	—
Restricted equity investment losses (gains), pre-tax(j)	16.3	0.07	(27.7)	(0.12)
TFR refund, pre-tax(k)	25.0	0.11	(9.9)	(0.05)
Income tax (benefit) expense (l)	(28.6)	(0.12)	25.7	0.11

Adjusted earnings (non-GAAP)	$853.8	$3.71	$795.2	$3.46

(a)	Reflects non-regulated energy marketing margins related to the February 2021 winter weather event that are included in operating revenues on the consolidated statements of comprehensive income.
(b)

Reflects revenues collected from customers for the return on investment of the retired Sibley Station in the current period and the 2022 deferral of the cumulative amount of revenues collected since December 2018 that are included in operating revenues on the consolidated statements of comprehensive income.

(c)

Reflects mark to market gains or losses related to forward contracts for natural gas and electricity entered into as economic hedges against fuel price volatility related to Evergy Kansas Central’s non-regulated 8% ownership share of JEC that are included in operating revenues on the consolidated statements of comprehensive income.

(d)

Reflects non-regulated energy marketing incentive compensation costs related to the February 2021 winter weather event that are included in operating and maintenance expense on the consolidated statements of comprehensive income.

(e)

Reflects costs associated with executive transition including inducement bonuses, severance agreements and other transition expenses that are included in operating and maintenance expense on the consolidated statements of comprehensive income.

(f)

Reflects severance costs incurred associated with certain severance programs at the Evergy Companies that are included in operating and maintenance expense on the consolidated statements of comprehensive income.

(g)	Reflects advisor expenses incurred associated with strategic planning that are included in operating and maintenance expense on the consolidated statements of comprehensive income.

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(h)

Reflects incentive compensation costs incurred associated with employees becoming fully vaccinated against COVID-19 that are included in operating and maintenance expense on the consolidated statements of comprehensive income.

(i)

Reflects the impairment loss on Sibley Unit 3 and costs related to certain meter replacements that were disallowed in the 2022 Evergy Metro and Evergy Missouri West rate cases that are included in Sibley Unit 3 impairment loss and other regulatory disallowances on the consolidated statements of comprehensive income.

(j)	Reflects (gains) losses related to equity investments which were subject to a restriction on sale that are included in investment earnings on the consolidated statements of comprehensive income.
(k)

Reflects transmission revenues collected from customers in the current period and the 2022 deferral of the cumulative amount of transmission revenues collected since 2018 through Evergy Kansas Central’s FERC TFR to be refunded to customers in accordance with a December 2022 FERC order that are included in operating revenues on the consolidated statements of comprehensive income.

(l)	Reflects an income tax effect calculated at a statutory rate of approximately 22%, with the exception of certain non-deductible items.

GAAP to Non-GAAP Earnings Guidance

	Original 2021 Earnings per Diluted Share Guidance	2023 Earnings per Diluted Share Guidance
Net income attributable to Evergy, Inc.	$3.14 - $3.34	$3.55 - $3.75

Non-GAAP reconciling items:
Advisor expense, pre-tax(a)	0.05	—
Executive transition cost, pre-tax(b)	0.03	—
Income tax benefit(c)	(0.02)	—

Adjusted earnings (non-GAAP)	$3.20 - $3.40	$3.55 - $3.75

(a)	Reflects our advisor expense incurred associated with strategic planning.
(b)	Reflects costs associated with certain executive transition costs at the Evergy Companies.
(c)	Reflects an income tax effect calculated at a statutory rate of approximately 26% with the exception of certain non-deductible items.

About Evergy

Evergy, Inc. (NASDAQ: EVRG), serves 1.7 million customers in Kansas and Missouri. Evergy’s mission is to empower a better future. Our focus remains on producing, transmitting and delivering reliable, affordable, and sustainable energy for the benefit of our stakeholders. Today, about half of Evergy’s power comes from carbon-free sources, creating more reliable energy with less impact to the environment. We value innovation and adaptability to give our customers better ways to manage their energy use, to create a safe, diverse and inclusive workplace for our employees, and to add value for our investors. Headquartered in Kansas City, our employees are active members of the communities we serve.

For more information about Evergy, visit us at http://investors.evergy.com.

Forward Looking Statements

Statements made in this document that are not based on historical facts are forward-looking, may involve risks and uncertainties, and are intended to be as of the date when made. Forward-looking statements include, but are not limited to, statements relating to Evergy’s strategic plan, including, without limitation, those related to earnings per share, dividend, operating and maintenance expense and capital investment goals; the outcome of legislative efforts and

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regulatory and legal proceedings; future energy demand; future power prices; plans with respect to existing and potential future generation resources; the availability and cost of generation resources and energy storage; target emissions reductions; and other matters relating to expected financial performance or affecting future operations. Forward-looking statements are often accompanied by forward-looking words such as “anticipates,” “believes,” “expects,” “estimates,” “forecasts,” “should,” “could,” “may,” “seeks,” “intends,” “proposed,” “projects,” “planned,” “target,” “outlook,” “remain confident,” “goal,” “will” or other words of similar meaning. Forward-looking statements involve risks, uncertainties and other factors that could cause actual results to differ materially from the forward-looking information.

In connection with the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, Evergy, Inc., Evergy Kansas Central, Inc. and Evergy Metro, Inc. (collectively, the Evergy Companies) are providing a number of risks, uncertainties and other factors that could cause actual results to differ from the forward-looking information. These risks, uncertainties and other factors include, but are not limited to: economic and weather conditions and any impact on sales, prices and costs; changes in business strategy or operations; the impact of federal, state and local political, legislative, judicial and regulatory actions or developments, including deregulation, re-regulation, securitization and restructuring of the electric utility industry; decisions of regulators regarding, among other things, customer rates and the prudency of operational decisions such as capital expenditures and asset retirements; changes in applicable laws, regulations, rules, principles or practices, or the interpretations thereof, governing tax, accounting and environmental matters, including air and water quality and waste management and disposal; the impact of climate change, including increased frequency and severity of significant weather events and the extent to which counterparties are willing to do business with, finance the operations of or purchase energy from the Evergy Companies due to the fact that the Evergy Companies operate coal-fired generation; prices and availability of electricity and natural gas in wholesale markets; market perception of the energy industry and the Evergy Companies; the impact of the Coronavirus (COVID-19) pandemic on, among other things, sales, results of operations, financial condition, liquidity and cash flows, and also on operational issues, such as supply chain issues and the availability and ability of the Evergy Companies’ employees and suppliers to perform the functions that are necessary to operate the Evergy Companies; changes in the energy trading markets in which the Evergy Companies participate, including retroactive repricing of transactions by regional transmission organizations (RTO) and independent system operators; financial market conditions and performance, including changes in interest rates and credit spreads and in availability and cost of capital and the effects on derivatives and hedges, nuclear decommissioning trust and pension plan assets and costs; impairments of long-lived assets or goodwill; credit ratings; inflation rates; the transition to a replacement for the London Interbank Offered Rate (LIBOR) benchmark interest rate; effectiveness of risk management policies and procedures and the ability of counterparties to satisfy their contractual commitments; impact of physical and cybersecurity breaches, criminal activity, terrorist attacks, acts of war and other disruptions to the Evergy Companies’ facilities or information technology infrastructure or the facilities and infrastructure of third-party service providers on which the Evergy Companies rely; impact of the Russian, Ukrainian conflict on the global energy market; ability to carry out marketing and sales plans; cost, availability, quality and timely provision of equipment, supplies, labor and fuel; ability to achieve generation goals and the occurrence and duration of planned and unplanned generation outages; delays and cost increases of generation, transmission, distribution or other projects; the Evergy Companies’ ability to manage their transmission and distribution development plans and transmission joint ventures; the inherent risks associated with the ownership and operation of a nuclear facility, including environmental, health, safety, regulatory and financial risks; workforce risks, including those related to the Evergy Companies’ ability to attract and retain qualified personnel, maintain satisfactory relationships with their labor unions and manage costs of, or changes in, wages, retirement, health care and other benefits; disruption, costs and uncertainties caused by or related to the actions of individuals or entities, such as activist shareholders or special interest groups, that seek to influence Evergy’s strategic plan, financial results or operations; the impact of changing expectations and demands of our customers, regulators, investors and stakeholders, including heightened emphasis on environmental, social and governance concerns; the possibility that strategic initiatives, including mergers, acquisitions and divestitures, and long-term financial plans, may not create the value that they are expected to achieve in a timely manner or at all; difficulties in maintaining relationships with customers, employees, regulators or suppliers; and other risks and uncertainties.

This list of factors is not all-inclusive because it is not possible to predict all factors. You should also carefully consider the information contained in the Evergy Companies’ other filings with the Securities and Exchange Commission (SEC). Additional risks and uncertainties are discussed in the Annual Report on Form 10-K for the year ended December 31, 2022, filed by the Evergy Companies with the SEC, and from time to time in current reports on Form 8-K and quarterly reports on Form 10-Q filed by the Evergy Companies with the SEC. Each forward-looking statement speaks only as of the date of the particular statement. The Evergy Companies undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law.

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Investor Contact: Pete Flynn Director, Investor Relations Phone: 816-652-1060 Peter.Flynn@evergy.com	Media Contact: Gina Penzig Manager, External Communications Phone: 785-508-2410 Gina.Penzig@evergy.com Media line: 888-613-0003

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